EXHIBIT 10.8

EXECUTION VERSION

TERMINATION AGREEMENT

(Apollo Consulting Agreement)

This Termination Agreement (this “Termination Agreement”) is made and entered into as of November 9, 2015 by and among AFFINION GROUP, INC., a Delaware corporation (the “Company”) and APOLLO MANAGEMENT V, L.P. (“Consultant”).

RECITALS

WHEREAS, the Company and Consultant (each a “Party” and together the “Parties”) are Parties to that certain Amended and Restated Consulting Agreement, dated January 14, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Consulting Agreement”);

WHEREAS, the Company, Affinion Group Holdings, Inc. (“Holdings”) and certain subsidiaries of Holdings are implementing a recapitalization in accordance with the terms and conditions of that Restructuring Support Agreement, dated as of September 29, 2015, by and among the Company, Holdings and certain other subsidiaries of Holdings, on the one hand, and certain holders of debt and equity of Holdings and its subsidiaries, on the other hand (such agreement, together with all exhibits, term sheets, schedules and annexes thereto, as amended, restated or otherwise modified pursuant to the terms thereof, the “Support Agreement”); and

WHEREAS, a requirement pursuant to the Support Agreement is the termination of the Consulting Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Consulting Agreement.

2. Termination. The Company and Consultant hereby agree that the Consulting Agreement is hereby terminated effective immediately; provided, that Section 5 (Indemnification) and, solely to the extent they relate to Section 5, Sections 8 through 15 (Notices; Benefits of Agreement; Governing Law; Headings; Entire Agreement, Amendments; Counterparts; Waivers; Affiliates), of the Consulting Agreement shall survive the termination; provided, further, however, that notwithstanding anything to the contrary herein or in the Consulting Agreement, the maximum liability of the Company for indemnification obligations arising from Section 5 of the Consulting Agreement shall be $2,000,000 in the aggregate.

3. Mutual Releases. Each Party hereby releases, acquits and forever discharges the other Party and the other Party’s affiliates and its and their respective former and present directors, officers, employees, representatives, partners and managers from any and all claims, counterclaims, demands, causes of actions, liabilities, promises or obligations of any kind whatsoever (“Claims”) arising under or relating to the Consulting Agreement, from the beginning of the world to the date hereof.

4. Effects of Termination. Notwithstanding anything to the contrary in the Consulting Agreement, neither upon termination nor at any time thereafter, shall Consultant be entitled to the payment of any amounts or other compensation, including any accrued but unpaid expenses, Consulting Fees, Lump Sum Payments or compensation for other services pursuant to Section 6 of the Consulting Agreement.

5. Covenant not to Sue. Each of the Parties acknowledges, covenants and agrees that it will not assert any Claim purportedly arising under or relating to the Consulting Agreement except for any indemnification Claim by Consultant that may arise after the date hereof under Section 5 of the Consulting Agreement.

6. Miscellaneous. This Termination Agreement shall be governed and construed in accordance with the laws of the State of New York This Termination Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination Agreement as of the date first above written.

AFFINION GROUP, INC.

By:	/s/ Gregory S. Miller

	Name:	Gregory S. Miller
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Termination Agreement (Apollo Consulting Agreement)]

APOLLO MANAGEMENT V, L.P.

By: AIF V Management, LLC, its General Partner

By:	/s/ Matthew Nord

	Name	: Matthew Nord
	Title	: Authorized Person

[Signature Page to Termination Agreement (Apollo Consulting Agreement)]